Exhibit 8.1

List of Consolidated and Associated Companies at December 31, 2003

A. Fully Consolidated

		Share held (in %)		Ownership interest
		Directly	Indirectly	(in %)

Name of Company	Country	2003	2003	2003
Aidi Center S.P.R.L.	Belgium	—	100.0	100.0
Albatros S.A.	Belgium	—	—	—
Alfa-Beta Vassilopoulos S.A.	Greece	—	50.6	50.6
Aniserco S.A.	Belgium	72.2	27.8	100.0
Athenian Real Estate Development, Inc.	United States	—	100.0	100.0
Atlas A.S.	Czech Republic	—	100.0	100.0
ATTM Consulting and Commercial, Ltd.	Cyprus	70.0	—	70.0
Birdshop S.P.R.L.	Belgium	—	—	—
Bonney Wilson & Sons, Inc.	United States	—	100.0	100.0
Boxer S.P.R.L.	Belgium	—	—	—
De Wolf N.V.	Belgium	100.0	—	100.0
Delanthuis N.V.	Belgium	86.0	14.0	100.0
Delhaize America, Inc. (1)	United States	80.6	19.4	100.0
Delhaize Deutschland	Germany	100.0	—	100.0
Delhaize Finance B.V.	The Netherlands	—	100.0	100.0
Delhaize Insurance Corp., Inc.	United States	—	100.0	100.0
Delhaize Luxembourg	Luxemburg	100.0	—	100.0
Delhaize Siam, Ltd.	Thailand	—	100.0	100.0
Delhaize The Lion America, Inc.	United States	100.0	—	100.0
Delhaize The Lion Asia, Ltd.	Hong Kong	100.0	—	100.0
Delhaize The Lion Coordination Center S.A.	Belgium	100.0	—	100.0
Delhaize “The Lion” Nederland B.V.	The Netherlands	—	100.0	100.0
Delhaize The Lion Pacific, PLC	Thailand	100.0	—	100.0
Delhome S.A.	Belgium	80.0	20.0	100.0
Delimmo S.A.	Belgium	100.0	—	100.0
Delnemo A.S.	Czech Republic	—	100.0	100.0
Delrest, Inc.	United States	—	100.0	100.0
Delshop S.A.	Belgium	100.0	—	100.0
Delvita A.S.	Czech Republic	—	100.0	100.0
Delvita SK, S.R.O.	Slovakia	—	100.0	100.0
DZA Brands, LLC	United States	—	100.0	100.0
ENA S.A.	Greece	—	100.0	50.6
Essex Realty Corp., Inc.	United States	—	100.0	100.0
FL Food Lion, Inc.	United States	—	100.0	100.0
Food Lion, LLC	United States	—	100.0	100.0
Food Lion Thailand, Ltd. (2)	Thailand	—	100.0	100.0
Food Lion (Thailand), Inc.	United States	—	100.0	100.0
Frippiat S.A.	Belgium	—	—	—
Gillo S.P.R.L.	Belgium	—	—	—
Golden Power	Romania	—	100.0	70.0
Hannabro, Co.	United States	—	100.0	100.0
Hannaford Bros., Co.	United States	—	100.0	100.0
Hannaford Licensing Corp.	United States	—	100.0	100.0
Hannaford Procurement Corp.	United States	—	100.0	100.0
Hannaford Trucking Company, Inc.	United States	—	100.0	100.0
Jan Van Gent S.P.R.L.	Belgium	—	—	—
J.H. Harvey Co., LLC (3)	United States	—	100.0	100.0
Kash n’ Karry Food Stores, Inc.	United States	—	100.0	100.0
Lion Garden Food Company, Ltd.	Thailand	—	100.0	100.0
Lithia Springs, LLC	United States	—	60.0	60.0
Martin’s Food of South Burlington, Inc.	United States	—	100.0	100.0
Mega Doi, S.A.	Romania	—	86.0	70.0

		Share held (in %)		Ownership interest
		Directly	Indirectly	(in %)

Name of Company	Country	2003	2003	2003
Mega Dolphin, S.A.	Romania	—	81.4	81.4
Mega Image, S.A.	Romania	—	70.0	70.0
NP Lion Leasing & Consulting, Ltd.	Cyprus	70.0	—	70.0
Plain Street Properties, Inc.	United States	—	100.0	100.0
Points Plus Punten S.A.	Belgium	100.0	—	100.0
Progressive Distributors, Inc.	United States	—	100.0	100.0
P.T. Lion Super Indo, LLC	Indonesia	—	51.0	51.0
Redelcover S.A.	Luxembourg	—	100.0	100.0
Regab B.V.	The Netherlands	—	100.0	100.0
Risk Management Services, Inc.	United States	—	100.0	100.0
Serdelco S.A.	France	—	100.0	100.0
Shop ‘N Save — Mass., Inc.	United States	—	100.0	100.0
SID S.A.	Belgium	100.0	—	100.0
Sojesmi S.A.	Belgium	100.0	—	100.0
Svemark B.V.	The Netherlands	—	100.0	100.0
Super Dolphin, S.A.	Romania	—	70.0	70.0
The Pride Reinsurance Company, Ltd.	Ireland	—	100.0	100.0
Trofo S.A.	Greece	—	100.0	50.6
Vadis S.P.R.L.	Belgium	—	100.0	100.0
Wambacq & Peeters S.A.	Belgium	85.0	—	85.0
Wintrucks S.A.	Belgium	20.0	80.0	88.0
B. Proportionally Consolidated
Shop N Save, PLC (4)	Singapore	—	—	—
C. Associated Companies
Accounted for under the equity method:
Super Discount Markets, Inc. (5)	United States	—	60.0	60.0
Debarry Center	United States	—	50.0	50.0
Accounted for under the cost method:
Special Event S.A.	Belgium	—	—	—

(1)	Delhaize Group consolidated and controlled the operations of Delhaize America for all periods presented. In April 2001, Delhaize Group completed its purchase of Delhaize America in a share exchange. See Note 2 to the consolidated financial statements.

(2)	Effective May 31, 2002, Bel Thai Supermarkets changed its name to Food Lion Thailand.

(3)	Delhaize Group acquired Harveys in October 2003.

(4)	Delhaize Group sold its 49% interest in Shop N Save in November 2003.

(5)	On November 12, 2001, SDM filed for protection under Chapter 11 of the United States bankruptcy code and is in liquidation. See Note 19 to the consolidated financial statements. Since the filing for bankruptcy, SDM is accounted for under the equity method for a value of zero.